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EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
AND THE CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), Joel V. Staff, Chairman and Chief Executive Officer of Reliant Energy, Inc. (the Company), and Mark M. Jacobs, Executive Vice President and Chief Financial Officer, each hereby certify, to the best of their knowledge:

  (a)
  the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2005	/s/ JOEL V. STAFF Joel V. Staff Chairman and Chief Executive Officer
/s/ MARK M. JACOBS Mark M. Jacobs Executive Vice President and Chief Financial Officer

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CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)